EXHIBIT 24

POWER OF ATTORNERY

We, the undersigned officers and directors of Stanley Black & Decker, Inc., a Connecticut corporation (the "Corporation"), hereby severally constitute Bruce H. Beatt and Kathryn P. Sherer our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for the year ended December 29, 2012 of the Corporation filed herewith (the "Form 10-K"), and any and all amendments thereof, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable the Corporation to comply with the annual filing requirements under the Securities Act of 1934, as amended, including, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to such Form 10-K and any and all amendments thereto.

Signature	Title	Date

/s/ Nolan D. Archibald	Executive Chairman	February 19, 2013
Nolan D. Archibald

/s/ John F. Lundgren	Chief Executive Officer and Director	February 19, 2013
John F. Lundgren

Director
John G. Breen

/s/ George W. Buckley	Director	February 19, 2013
George W. Buckley

/s/ Patrick D. Campbell	Director	February 19, 2013
Patrick D. Campbell

/s/ Carlos M. Cardoso	Director	February 19, 2013
Carlos M. Cardoso

Director
Virgis W. Colbert

/s/ Robert B. Coutts	Director	February 19, 2013
Robert B. Coutts

Signature	Title	Date

/s/ Benjamin H. Griswold, IV	Director	February 19, 2013
Benjamin H. Griswold, IV

/s/ Eileen S. Kraus	Director	February 18, 2013
Eileen S. Kraus

/s/ Anthony Luiso	Director	February 19, 2013
Anthony Luiso

/s/ Marianne M. Parrs	Director	February 19, 2013
Marianne M. Parrs

/s/ Robert L. Ryan	Director	February 18, 2013
Robert L. Ryan